UNITED STATES OF AMERICA, STATE OF OHIO, OFFICE OF SECRETARY OF STATE I, Frank LaRose, Secretary of State of the State of Ohio, do hereby certify that the paper to which this is attached is a true and correct copy from the original record now in my official custody as Secretary of State. Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 19th day of March, A.D. 2019. Ohio Secretary of State Validation Number: 201907803018

UNITED STATES OF AMERICA, STATE OF OHIO, OFFICE OF SECRETARY OF STATE I, Frank LaRose, Secretary of State of the State of Ohio, do hereby certify that the paper to which this is attached is a true and correct copy from the original record now in my official custody as Secretary of State. Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 19th day of March, A.D. 2019. Ohio Secretary of State Validation Number: 201907803018

UNITED STATES OF AMERICA, STATE OF OHIO, OFFICE OF SECRETARY OF STATE I, Frank LaRose, Secretary of State of the State of Ohio, do hereby certify that the paper to which this is attached is a true and correct copy from the original record now in my official custody as Secretary of State. Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 19th day of March, A.D. 2019. Ohio Secretary of State Validation Number: 201907803018

Form 540 Prescribed by: Toll Free: (877) SOS-FILE (877-767-3453) | Central Ohio: (614) 466-3910 www.OhioSecretaryofState.gov | Busserv@OhioSecretaryofState.gov File online or for more information: www.OHBusinessCentral.com Certificate of Amendment (For-Profit, Domestic Corporation) Filing Fee: $50 Form Must Be Typed Check appropriate box: Amendment to existing Articles of Incorporation (125-AMDS) Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto. Complete the following information: Name of Corporation DSW INC. Charter Number 379756 Check one box below and provide information as required: The articles are hereby amended by the Incorporators. Pursuant to Ohio Revised Code section 1701.70 (A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received. The articles are hereby amended by the Directors. Pursuant to Ohio Revised Code section 1701.70(A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles. The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) 1701.70(B)(6) (In this space insert the number 1 through 10 to provide basis for adoption.) The articles are hereby amended by the Shareholders pursuant to Ohio Revised Code section 1701.71. The articles are hereby amended and restated pursuant to Ohio Revised Code section 1701.72. Form 540 Page 1 of 2 Last Revised: 10/01/2017

If you are amending the total number of shares, please complete this box so the appropriate filing fee is charged. Total number of shares previously listed in the Articles or other Amendments with the Ohio Secretary of State: With the submission of this amendment, NEW total number of shares: A copy of the resolution of amendment is attached to this document. Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions. By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Required DSW Inc. Must be signed by all Signature incorporators, if amended by incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio By (if applicable) Revised Code section 1701.73(B) and (C). Michelle Krall If authorized representative Print Name is an individual, then they must sign in the "signature" box and print their name in the "Print Name" box. Signature If authorized representative is a business entity, not an individual, then please print the business name in the By (if applicable) "signature" box, an authorized representative of the business entity must sign in the "By" box and print their name in the Print Name "Print Name" box. Form 540 Page 2 of 2 Last Revised: 10/01/2017

DOC ID ----> 201836502416

DOC ID ----> 201836502416 Form 534B Prescribed by: For screen readers, follow instructions located at this path. Name Reservation / Transfer / Cancellation Reservation Filing Fee: $39 (160-NRO) Transfer Filing Fee: $25 (185-NRT) Cancellation Filing Fee: $25 (184-RNX) Form Must Be Typed CHECK ONLY ONE (1) BOX (1) Original Name Reservation Applicant is reserving the name on behalf of a: proposed new corporation, limited liability company or business trust; or an existing corporation, limited liability company, or business trust intending to change its name. (2) Name Reservation Transfer Reservation Number Reserved Name (3) Name Reservation Cancellation Reservation Number Reserved Name Complete only if box (1) is checked Please reserve the first name available (only one name may be reserved per form) in the order of preference listed below. I understand that I am not granted the reservation until I receive written confirmation from the Secretary of State's office stating that the name has been reserved for me. The name reservation is valid for a period of 180 days from the date of filing. Designer Brands Inc. First Choice Second Choice Third Choice Applicant Information DSW Inc. Name (Business Entity or Individual) 810 DSW Drive Mailing Address Columbus Ohio 43219 City State ZIP Code Form 534B Page 1 of 2 Last Revised: 10/01/2017

DOC ID ----> 201836502416 Complete only if box (2) is checked Transferee Name (New Applicant Name) Mailing Address City State ZIP Code By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Required DSW Inc. This document must Signature be signed by the applicant or by any authorized /s/ Michelle Krall representative of the applicant. By (if applicable) If authorized representative is an individual, then they Michelle Krall must sign in the "signature" Print Name box and print their name in the "Print Name" box. If authorized representative is a business entity, not an individual, then please print Signature the business name in the "signature" box, an authorized representative of the business entity By (if applicable) must sign in the "By" box and print their name in the "Print Name" box. Print Name Form 534B Page 2 of 2 Last Revised: 10/01/2017

DSW INC. Attachment to Certificate of Amendment Resolutions Adopted by the Board of Directors RESOLVED, that the Amended and Restated Articles of Incorporation of the corporation be amended by changing and replacing Article FIRST so that, as amended, Article FIRST, shall be and read as follows: FIRST: The name of the corporation is: Designer Brands Inc. DMS/11876221v.1